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                                                                    Exhibit 99.1


                              FOR IMMEDIATE RELEASE


Contact:    Investors:

            Glenn Sblendorio
            Chief Financial Officer
            T: 212-824-3100
            F: 212-824-3240
            E-mail:  glenn.sblendorio@eyetech.com
            www.eyetech.com


               EYETECH ANNOUNCES CO-FOUNDER MARTY GLICK STEPS DOWN
                         FROM BOARD TO ACT AS CONSULTANT

NEW YORK, NY, April 7, 2005 - Eyetech Pharmaceuticals, Inc. (NASDAQ: EYET) announced today that Marty Glick, a co-founder and a director of the company since its inception in February 2000, has stepped down from the Board of Directors to pursue personal interests. Mr. Glick continues to be committed to the success of Eyetech and has entered into an 18-month consulting contract with the company. Dr. David Guyer, Chief Executive Officer and also a co-founder of Eyetech commented, "We thank Marty for his many contributions to Eyetech since its founding. His leadership and experience in the biotech industry have been invaluable to Eyetech as it has developed from the clinical stage to marketing, Macugen(R) (pegaptanib sodium injection), the first FDA-approved drug to treat all forms of neovascular (wet) age-related macular degeneration (neovascular
AMD), the leading cause of blindness in the elderly and a potential treatment for diabetic macular edema, the leading cause of vision loss in diabetic retinopathy. Marty has been an invaluable asset to Eyetech in positioning the company to become a leader in its field with its strong balance sheet, scientific expertise and partnership with Pfizer Inc. On behalf of the entire company, we thank him for his efforts on the Board and look forward to continue working with him as a consultant."

Marty Glick stated, "It has been an honor and a privilege to work with the Eyetech team and its Board of Directors over the last five years to get Macugen approved and launched in the United States as the only drug approved to treat all forms of neovascular AMD. I believe Macugen is well positioned to be a market leader in treating this terribly debilitating disease. As someone who is legally blind in my right eye due to the loss of central vision from myopic macular degeneration, it gives me great pride to know that Macugen may improve the ability of all patients with neovascular AMD to live more independently and have a better quality of life. I look forward to continuing to work with Dr. Guyer and his management team."

About Eyetech Pharmaceuticals, Inc.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. Eyetech is commercializing and further
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developing Macugen(R) (pegaptanib sodium injection) with Pfizer Inc. for the treatment of neovascular age-related macular degeneration. Macugen is also being studied for other indications including diabetic macular edema and retinal vein occlusion.

Eyetech Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: achieving and maintaining acceptance of Macugen by the medical community, by patients receiving therapy and by third party payors; supplying sufficient quantities of Macugen to meet anticipated market demand; the impact of competitive products; our dependence on third parties to manufacture Macugen; our dependence on our strategic collaboration with Pfizer; obtaining, maintaining and protecting the intellectual property incorporated into Macugen; successful recruitment of patients for the clinical development of Macugen in DME; successful outcomes in the further clinical development of Macugen; and regulatory approval of Macugen for DME. These and other risks are described in greater detail in the "Risk Factors" section of our 2004 Form 10-K filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.


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